Exhibit 5.1

SKADDEN , ARPS , SLATE , MEAGHER & FLOM LLP
2000 AVENUE OF THE STAR S
LOS ANGELES, CALIFORNIA 9 0067	FIRM/AFFILIATE
OFFICES
TEL: (213) 687-5000	———
FAX: (213) 687-5600	BOSTON
CHICAGO
HOUSTON
NEW YORK
PALO ALTO
www.skadden.com	WASHINGTON, D.C.
WILMINGTON
———
ABU DHABI
BEIJING
BRUSSELS
October 14, 2025	FRANKFURT
HONG KONG
Assembly Biosciences, Inc.	LONDON
Two Tower Place, 7th Floor	MUNICH
South San Francisco, California 94080	PARIS
SÃO PAULO
SEOUL
SINGAPORE
TOKYO
Re: Assembly Biosciences, Inc.	TORONTO
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Assembly Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the resale by Gilead Sciences, Inc. (the “Selling Stockholder”) of: (i) 1,089,472 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “2023 Shares”), issued to the Selling Stockholder pursuant to the Common Stock Purchase Agreement, dated as of October 15, 2023, as amended on June 17, 2024 (the “Common Stock Purchase Agreement”), by and between the Company and the Selling Stockholder; (ii) 179,500 shares of Common Stock (the “2024 Common Shares”) issued to the Selling Stockholder pursuant to the Securities Purchase Agreement, dated as of June 17, 2024 (the “2024 Securities Purchase Agreement”), by and between the Company and the Selling Stockholder; (iii) 179,500 shares of Common Stock (the “2024 Warrant Shares”) underlying a warrant (the “2024 Warrant”) to purchase shares of the Common Stock, issued to the Selling Stockholder pursuant to the 2024 Securities Purchase Agreement; (iv) 940,499 shares of Common Stock issued to the Selling Stockholder pursuant to the Common Stock Purchase Agreement; (v) 2,295,920 shares of Common Stock (the “2025 Common Shares” and, collectively with the 2023 Shares and the 2024 Common Shares, the “Common Shares”) issued to the Selling Stockholder pursuant to the Securities Purchase Agreement, dated as of August 8, 2025, by and between the Company and the Selling Stockholder (the “2025 Securities Purchase Agreement” and, collectively with the Common Stock Purchase Agreement and the 2024 Securities Purchase Agreement, the “Purchase Agreements”); (vi) 1,147,960 shares of Common Stock (the “Class A Warrant Shares”) underlying a warrant (the “Class A Warrant”) to purchase shares of Common Stock, issued to the Selling Stockholder pursuant to the 2025 Securities Purchase Agreement; and (vii) 1,147,960 shares of Common Stock (together with the 2024 Warrant Shares and Class A Warrant Shares, the “Warrant Shares”) underlying a warrant (the “Class B Warrant” and, collectively with the 2024 Warrant and the Class A Warrant, the “Warrants”) to purchase shares of Common Stock, issued to the Selling Stockholder pursuant to

Assembly Biosciences, Inc.

October 14, 2025

the 2025 Securities Purchase Agreement. The Common Shares and Warrant Shares are collectively referred to herein as the “Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 of the Company relating to the Shares filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated October 14, 2025, (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) an executed copy of the Common Stock Purchase Agreement;

(d) an executed copy of the 2024 Securities Purchase Agreement;

(e) an executed copy of the 2025 Securities Purchase Agreement;

(f) an executed copy of the 2024 Warrant;

(g) an executed copy of the Class A Warrant;

(h) an executed copy of the Class B Warrant;

(i) an executed copy of a certificate of John O. Gunderson, Vice President, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(j) a copy of the Company’s Sixth Amended and Restated Certificate of Incorporation, as in effect from May 25, 2022 to February 9, 2024 and certified pursuant to the Secretary’s Certificate;

(k) a copy of the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment thereto, as in effect since February 9, 2024, and as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of October 1, 2025, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

Assembly Biosciences, Inc.

October 14, 2025

(l) a copy of the Company’s Amended and Restated Bylaws, as amended, as in effect from December 7, 2022 to December 12, 2024 and certified pursuant to the Secretary’s Certificate;

(m) a copy of the Company’s Amended and Restated Bylaws as in effect since December 12, 2024, and certified pursuant to the Secretary’s Certificate (the “Bylaws”); and

(n) a copy of certain resolutions of the Board of Directors of the Company, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Stockholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) the Company received or will receive the consideration for the Shares set forth in the Transaction Documents (as defined below) and the applicable resolutions of the Board of Directors of the Company approving the issuance of the Shares, (ii) each issuance of the Shares has been or will be registered in the Company’s share registry and (iii) the Exercise Price (as defined in each Warrant) will be at least equal to the par value of such Warrant Shares at the time of exercise. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholder and others and of public officials, including the facts and conclusions set forth in the Certificate of Incorporation and the Secretary’s Certificate and the factual representations and warranties set forth in the Purchase Agreements.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”). The Purchase Agreements and the Warrants are referred to herein collectively as the “Transaction Documents.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL.

Assembly Biosciences, Inc.

October 14, 2025

2. The Common Shares have been, and the Warrant Shares when issued upon exercise of the Warrants in accordance with their terms will be, validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinions we have further assumed that:

(a) the Company is duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Shares: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries contained in such agreements or instruments), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Opined-on-Law);

(d) the Company’s issuance of the Common Shares did not or does not, and of the Warrant Shares will not, (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments);

Assembly Biosciences, Inc.

October 14, 2025

(e) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Shares, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(f) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations, and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP